BEDINGER & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

January 12, 2011

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form 10-K of our report dated January 11, 2011, relating to the financial statements of Superclick, Inc. for the years ended October 31, 2010 and 2009.

/s/ Bedinger & Company
Certified Public Accountants

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA  94520 • (925) 603-0800 • (925) 603-0804 FAX

Members Of The American Institute Of Certified Public Accountants,
The Center For Public Company Audit Firms,
And The California Society Of Certified Public Accountants,
Registered With The Public Company Accounting Oversight Board